EXHIBIT 21

Subsidiaries of Registrant

Name (2)	Place of Incorporation or Formation	Percentage of Voting Securities of Subsidiaries Owned by Registrant as of December 31, 2006
B-R Holdings, Inc.	Virginia	100.0%
Investment Company of B&R, Inc.	Delaware	100.0%
B&R Sudley Corporation	Virginia	100.0%
WMC Management Co., Inc.	District of Columbia	100.0%
B&R Waterfront Properties, LLC	District of Columbia	54.0%
Ft. Hill Office Associates, LLC	Virginia	80.0%
Springfield Realty Investors, LLC	Virginia	100.0%
Waterside Associates, LLC	District of Columbia	49.0%
EGAP Corporation	Maryland	100.0%
Redwood Commercial Management, LLC (1)	Virginia	50.0%
900 Northbrook Owner, LP	Pennsylvania	90.6%
Northbrook Development Parcel Owner, LP	Pennsylvania	100.0%
Fountains Owner, LLC	Delaware	100.0%
Victoria Place Apartments, LLC	Florida	85.0%
B&R Investments (PA) L.P.	Pennsylvania	97.6%
B.R. Properties Owner, LP	Pennsylvania	97.6%
One Northbrook Owner, LLP	Pennsylvania	100.0%
220 West Germantown Pike Owner, LP	Pennsylvania	98.2%
Seaside Investor, LLC	Maryland	51.0%
400 South Philadelphia Developers, LLC	Maryland	51.0%
14th Street Developers, LLC	Maryland	51.0%
B&R Investment Properties FL, Inc.	Florida	50.0%
Fourteenth Street Borrower, Inc.	Maryland	100.0%
B&R 1105, LLC	Delaware	100.0%
B&R 5160 Parkstone Owner, LLC	Virginia	100.0%
B&R 919, LLC	Delaware	100.0%
Crisfield Borrower, LLC	Maryland	51.0%
Jersey Island Owner, LLC	Maryland	51.0%
4259 West Swamp Road Owner, LP	Pennsylvania	100.0%
B&R Devon Owner, LP	Pennsylvania	5.5%
955 Mearns Road Owner, LP	Pennsylvania	97%
Mearns Unit 2 Owner, LP	Pennsylvania	97%
B&R Six Valley Square Owner, LP	Pennsylvania	100%
510 E. Township Line Road Owner, LP	Pennsylvania	100%
Blue Bell Valley Square Owner, LP	Pennsylvania	97%
4259 West Swamp Road Owner, LP	Pennsylvania	100%
510 East Township Line Owner, Inc.	Pennsylvania	100%
B&R 10333 Harwin Drive Owner, LP	Delaware	100%
B&R 1100 NASA Parkway Owner, LP	Delaware	100%
B&R 1110 NASA Parkway Owner, LP	Delaware	100%
B&R 1120 NASA Parkway Owner, LP	Delaware	100%
B&R 17043-49 El Camino Owner, LP	Delaware	100%
B&R 1717 Portway Plaza Owner, LP	Delaware	100%
B&R 8700 Commerce Drive Owner, LP	Delaware	100%
B&R 9950 Westpark Owner, LP	Delaware	100%
Huntington at Sundance Owner, LP (FL)	Florida	100%
950 Threadneedle Owner, LLC	Delaware	100%
B&R CPN Owner, LP	Delaware	100%
Holliday Master, LLC (1)	Maryland	51%
Guilford Properties Master (1)	Maryland	51%

(1)             Not included in the consolidated financial statements as a subsidiary.

(2)             The names of certain subsidiaries have been omitted because, considered in the aggregate as a single entity, they do not constitute a significant subsidiary.